EXHIBIT 23.2
                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the American River Holdings 1995 and 2000 Stock Option Plans of our report dated February 24, 2000, except for Note 18, as to which the date is March 1, 2000, relating to the financial statements of American River Holdings and Subsidiaries for the years ended December 31, 1999, 1998 and 1997, included in its Rule 424(b)(3) prospectus dated August 10, 2000 to Registration Statement on Form S-4, No. 333-36326, filed with the Securities and Exchange Commission.



                                                           /s/ PERRY-SMITH LLP

Sacramento, California
November 1, 2000

                                       9